RNK Global Development Acquisition Corp.
Suite 101, No.26 Wen Hua East Road
Huilongguan, Changpin District
Beijing, People’s Republic of China 102208

_________, 2012
RNK Capital LLC
[_______]

Gentlemen:

This letter will confirm our agreement that commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) relating to the initial public offering of the securities of RNK Global Development Acquisition Corp. (the “Company”) and continuing until the consummation by the Company of an acquisition transaction or the distribution of the trust account to the Company’s then public shareholders (as described in the Registration Statement), RNK Capital LLC (the “Firm”) shall make available to the Company certain general and administrative services, including the use of office space, utilities and secretarial support, as may be required by the Company from time to time, at Suite 101, No.26 Wen Hua East Road, Huilongguan, Changpin District, Beijing, People’s Republic of China 102208 (or any successor location). In exchange therefor, the Company shall pay the Firm at the rate of $7,500 per month.

Very truly yours,

RNK GLOBAL DEVELOPMENT ACQUISITION CORP.

By:
Name:
Title:

Agreed to and Accepted as of the date first written above by:

RNK CAPITAL LLC

By:
Name:
Title:

Services Agreement